EXHIBIT 10.94

AMENDMENT

TO THE $110,000 PROMISSORY NOTE DATED May 22, 2018

The parties agree that $110,000 Promissory Note by and between Cool Technologies, Inc. (“Company”) and Lucas Hoppel (“Holder”) is hereby amended as follows:

Maturity Date: The Maturity Date shall be extended to February 28th, 2019.

Conversion Price: The Conversion Price in section 3(a)(ii) shall permanently be changed to equal $0.025 cents.

ALL OTHER TERMS AND CONDITIONS OF THE $110,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated December 3rd, 2018 by signing below:

/s/ Tim Hassett	/s/ Lucas Hoppel
Tim Hassett	Lucas Hoppel
Cool Technologies, Inc.
Chief Executive Officer